                              AMENDMENT NUMBER ONE
                                       TO
                        WIRELESS FIBER(SM) IRU AGREEMENT
                                 BY AND BETWEEN
                             WINSTAR WIRELESS, INC.
                       AND WILLIAMS COMMUNICATIONS, INC.

          This Amendment Number One ("Amendment"), effective in accordance with the Interim Agreement between the parties created on August 15, 2001, is by and between Williams Communications, LLC (f/k/a/ Williams Communications, Inc.) a Delaware limited liability company with principal offices at One Williams Center, Suite 2700, Tulsa, Oklahoma 74172 ("Williams") and Winstar Wireless, Inc., a Delaware corporation with principal offices at 685 Third, New York, New York 10017 ("Winstar").

          WHEREAS, Williams and Winstar entered into that certain WIRELESS FIBER(SM) AGREEMENT BY AND BETWEEN WINSTAR WIRELESS, INC. AND WILLIAMS COMMUNICATIONS, INC., effective December 17, 1998 (the "Agreement"); and

          WHEREAS, Williams and Winstar desire to amend the Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and mutual promises and covenants of the parties hereto, and in consideration of the New IRU Agreement by which Williams provides service to Winstar, Winstar and Williams agree to amend the Agreement as follows:

1.        A new Section 1.1(mm) shall be added as follows:

          (mm) "Williams Incremental Costs" means all Costs over and above the Costs that Winstar has spent or is planning to spend providing service to a building.

2. Williams shall have no further obligation to pay Winstar for the Williams Connectivity under the Agreement. Williams confirms that all Hubs previously Accepted by Williams have been Accepted on an "AS IS, WHERE IS" basis. This section does not affect Williams obligations to pay other charges under the Agreement or charges for other services rendered to Williams.

3. Section 2.2 of the Agreement, "Term," shall be revised such that the revised end of Term of the Agreement shall be the date occurring 20 years after July 1, 2001. All references to a 25 year term shall be deleted.

4.        A new Section 3.1(c)(vi) shall be added as follows:

          (vi) The Lit Building capacity limit and the Sector Capacity limit in this Section 3.1(c) will be increased to 25% of the currently installed radio capacity within three months of confirmation by the United States Bankruptcy Court for the District of Delaware of a plan of reorganization or the sale of all or substantially all of Winstar's assets, whichever occurs first.


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5.        A new Section 3.1(d) shall be added as follows:


          (d) If Williams desires to build into a Qualified Building that is not a Lit Building, Williams will give written notice delivered by a courier service to Winstar addressed to the Senior Vice President of Engineering with a copy to the EVP of Network Services, and Winstar will respond within 30 days after it receives the written notice from Williams whether it will light the building. If Winstar responds that it will light the building, then Winstar will target lighting the building within 60 days after the date of such response by Winstar provided that all of the criteria set forth in Section
                  3.8 are met and assuming that Winstar has been paid in advance.

6. Section 3.2 is hereby deleted in it entirety. A new Section 3.2 is hereby added, as follows:

          "Section 3.2, Turn Up Acknowledgement"

          Winstar will issue to Williams an electronic notice that Service is available ("Turn Up Acknowledgement" or "TUA"). The TUA will indicate that all the relevant Service ordered through Winstar has been tested by Winstar and that the Winstar Service meets or exceeds the Technical Specifications set forth in the relevant Service Schedule. The TUA will also set forth the date Williams' Service was available for use by Williams.

7.        Maintenance Pricing.

          The maintenance pricing will be calculated as follows:

                   (a) Monthly Base Price - 330,000. This Base Price will increase once a year on the anniversary of the Effective Date by the CPI Benchmark (defined below), and

                   (b) an amount per month based upon usage of T-1's which scales according to the following formula: Utilized T1's divided by contractually Available T1's ("Utilization Factor") multiplied by $165,000.

          Winstar shall recalculate the $165,000 figure once a year on the anniversary of the Effective Date to account for network additions that would increase/decrease Winstar's cost of maintenance. Any increases in the initial $165,000 figure attributable to anything other than an increase of Winstar Sites are capped to the CPI Benchmark.

          The "CPI Benchmark" is the percentage increase in the Consumer Price Index for the year prior to the proposed price increase as published in The Wall Street Journal, but in no event to exceed ten percent (10%).

          > Example of the monthly recurring maintenance charge: $30,000 + ((T-1 equivalents in service/minimum T-1s available) $165,000) = monthly price

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          Any other maintenance payment set forth in the Agreement is no longer a valid charge.

8.        A new Section 3.8 shall be added as follows:

          3.8 EXCEEDING THE 25% CAPACITY LIMIT IN BUILDINGS. Williams may exceed the current capacity limit in Section 3.1(c) provided that Williams is entitled to additional Williams T-1s pursuant to Exhibit A-6 of Schedule A sufficient to satisfy the capacity that Williams has requested pursuant to a Service Order in Winstar's Lit Buildings and assuming the following: a) sufficient spectrum availability; b) sufficient Required Rights have been secured; c) sufficient appropriate space for location of transmission and other support equipment; d) availability of risers for wiring to common areas and availability of adequate backhaul facilities from the building and in the network used to provide service to the building; and e) provided further that all Williams Incremental Costs have been agreed to in writing by Williams and Winstar and that at least 80% of the estimated cost has been paid in advance by Williams to Winstar. Williams will pay for the remainder within 30 days after receipt of Winstar's invoice. Notwithstanding the above, orders for line speeds higher than T-l will count proportionately toward the Williams Connectivity and capacity limitations set forth in Section 3.1 of the Agreement. For example, a DS-3 will count as twenty-eight (28) T-1s. Although Williams will pay the Incremental Costs, if any, if Winstar wants to use any part of the equipment or other items that Williams has paid for and the capacity is available, Winstar will need to reimburse Williams for the pro-rata share used by Williams.

9. Section 12.8 shall be deleted in its entirety and replaced with the following:

          12.8 Notice. Unless otherwise provided in this Agreement, all notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows, or at such other address as may be designated in writing to the other party:

IF TO WINSTAR:                                         IF TO WILLIAMS:
       WINSTAR WIRELESS, INC.                                WILLIAMS COMMUNICATIONS, LLC
       685 THIRD AVENUE                                      ONE WILLIAMS CENTER. SUITE 26-S
       NEW YORK, NY 10017                                    TULSA, OKLAHOMA 74172
       ATTN: EVP, GENERAL COUNSEL                            ATTN: CONTRACT ADMINISTRATION


WITH A COPY TO:                                        WITH A COPY TO:
       WINSTAR WIRELESS, INC.                                 WILLIAMS COMMUNICATIONS, LLC
       2545 HORSE PEN ROAD                                    ONE WILLIAMS CENTER, SUITE 4100
       HERNDON, VIRGINIA 22171                                TULSA, OKLAHOMA 74172
       ATTN: VP, COMMERCIAL AND LEGAL OPERATIONS              ATTN:  GENERAL COUNSEL

          Unless otherwise provided herein, notices shall be hand delivered, sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, and shall be deemed



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          served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered, on the day after being sent when sent by overnight delivery service, and three
          (3) days after deposit in the mail when sent by U.S.


10. All references to Hubs as a payment mechanism or for Acceptance purposes in the Agreement are hereby deleted.

11. Winstar hereby reconfirms Exhibit A-6 in the original agreement and promises to make available to Williams at least the minimum number of T-1 equivalents that are listed on that Exhibit in the years that they are so listed.

12. Section 12.1(b) shall be deleted in its entirety and shall be replaced with the follows:

          (b) Neither Party may, or shall have the power to, assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except to:

                 (i) An entity that acquires all or substantially all of the assets of such Party,

                 (ii)  A successor in a merger or acquisition of such Party,

                 (iii) An entity that acquires less than substantially all of the assets of such Party provided that the entity has been determined to be financially solvent by mutual agreement or has been approved by a Court,

                 (iv)  Any Affiliate of such Party, or

                 (v)   In connection with any financing.

                 Provided, further, that a party may assign the entirety of its rights and obligations hereunder with the other party's consent, not to be unreasonably withheld or delayed. In any case, such consent shall not be withheld if the assignee meets certain objective conditions such as credit worthiness and other similar considerations and the assignee agrees in writing to become bound by the Agreement. If the potential assignor tenders a commercially reasonable form of unconditional guarantee of the potential assignee's performance signed by the potential assignor and if such form shall become legally binding upon the potential assignor upon execution and delivery by the non-assigning party, then the potential assignee shall be deemed creditworthy unless it is insolvent or subject to protection under the bankruptcy laws.

13. Section 6.4 (Most Favored Customer Status) and Section 6.5 (Benchmarking), are hereby deleted, in their entirety, from the Agreement.

14.       [reserved]

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15.       A new Section 6.4 is hereby added as follows:

          Section 6.4, Use of Equipment

          Neither party shall use, or allow others to use, equipment, technologies or methods of operation that adversely affect the Winstar Network or the System or the permitted use of the Winstar Network or the System by Winstar or third parties or their respective equipment, spectrum or facilities associated therewith. Williams hereby gives Winstar authority to remove any such equipment, technologies and/or methods of operation that adversely affect Winstar's Network.

16.       Section 3.5 is amended as follows:

          Section 3.5(b) is amended to add the following parenthetical clause on the third line after Williams T-1s: "(which may not exceed the Term of the Agreement)."

          Section 3.5. is further amended to add a new subsection (g), as follows:

          "In the event that Winstar is unable to meet Williams' Requested Start Date, Winstar will notify Williams of the date when Winstar believes the Service will be available and Williams' Requested Start Date will be changed to re-elect the number of days of delay or advance, as appropriate. Failure of Winstar to deliver Williams' Requested Start Date shall not constitute a default under this Agreement and Winstar shall not be liable to pay to Williams any penalties or damages for Winstar's failure to meet the Williams Requested Start Date."

17.       A new Section 3.4(d) shall be added as follows:

          (e) Connection to Customer Premises. Williams may request that Winstar connect the radio link to Williams' customer via a demarcation point in Winstar's common area. Williams will have to obtain and pay for the Required Rights; Winstar agrees to assist Williams in obtaining any Required Rights. If Williams desires Winstar to do the cabling to their customer, Winstar will provide an estimate of the cost and, if Williams desires to proceed with Winstar doing the work, Williams will pay Winstar 80% of the estimated cost, in advance, for this work and will pay the remainder within thirty (30) days of receipt of an invoice therefor. Winstar will provide to Williams the location of the demarc [patch panel] in the building where Williams has to connect to Winstar.

18. Available Inventory Database. Winstar will provide the wireless available capacity database on a monthly basis to Williams. The database will contain, at a minimum, the provision ready building and the percentage capacity available at the time of the report. The sales ready buildings will also be listed on this database. Winstar will also include a listing of which buildings have MFN fiber for backhaul. On an ICB (Individual Case Basis), Winstar agrees to make available to Williams information Winstar possesses with respect to a particular circuit that Williams would like to have installed in a particular building, additional information that Williams requires for its analysis, including without limitation, spectrum channels, installed radio models, total bandwidth capacity, current building access

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
          (including roof rights and right to install riser cable), that Winstar has the right or the option to obtain. The database and any information contained therein or provided to Williams ICB shall be deemed to be Confidential Information in accordance with Section 5.2 of the Agreement.


19. Exhibits A-3 (Collocation) and A-4 (Interconnection) are hereby deleted from the Agreement and replaced with Amended and Restated Exhibits A-3 and A-4, which supercede anything in the Agreement relating to Collocation and Interconnection.

20.       A new section 6.5 is added, as follows:

          Section 6.5, Williams Ordered Local Access

          "Williams may, in conformance with Winstar's policies on third parties providing connectivity into a Winstar POP, order its own Local Access Services from a vendor who has established entrance facilities in Winstar's POP (`Approved Vendor'). In the event Williams desires to order Local Access Services from someone other than an Approved Vendor, Williams must obtain Winstar' prior permission, which shall not be unreasonably withheld. In such event, the Local Access Service provider shall directly bill Williams for such Services. Winstar may charge Williams for any associated entrance facility or mileage charges if it provides Carrier Facility Assignment ("CFA") to Williams.

21. Schedule C, Exhibit A-l, Exhibit A-2, Exhibit A-4 and Exhibit A-5 are deleted in their entirety.

22. Winstar and Williams each agree that the execution and delivery of the amendment to the Wireless IRU Agreement is consideration for the other party to execute the Option Agreement by and between the Parties, of even date herewith, and the execution of the Option Agreement is consideration for the other party to execute the amendment to the Wireless IRU. Winstar and Williams further agree that, if the option under the Option Agreement is exercised, the Wireless IRU, as amended, and the New IRU Agreement are intended to be, and shall be treated for all purposes as, a single integrated agreement. Accordingly, in the event that Williams becomes the subject of a case under the United States Bankruptcy Code, Williams agrees that the Wireless IRU, as amended, and the New IRU Agreement shall be treated as a single integrated agreement for purposes of 11 U.S.C. 365.

23. The parties hereto acknowledge that in entering into this Amendment they are not creating a post petition administrative obligation and that any obligation created by this Amendment shall be deemed to be obligation under the original contract. By entering into this amendment Winstar shall not be deemed to be assuming the contract which is the subject of this Amendment.

24. This Amendment constitutes the entire agreement of the parties with respect to the matters contained herein. Except as expressly modified herein, all other provisions of the Agreement shall continue in full force and effect.

25. Any BPO (Bargain Purchase Option) that was entered into between the parties with respect to Winstar's wireless fiber is hereby terminated, void and no longer of any effect.


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IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed and delivered this Amendment as of the date set forth below.


Williams Communications, LLC                 Winstar Wireless, Inc.

   /s/ BYRON J. DANCER                            /s/ G. GERNER
----------------------------                 ----------------------------
By                                           By

    Byron J. Dancer                                 G. Gerner
----------------------------                 ----------------------------
Print Name                                   Print Name

                                              Senior Vice President --
 V.P. Business Development                     Corporate Development
----------------------------                ----------------------------
Title                                        Title

        8-27-01                                    August 27, 2001
----------------------------                 ----------------------------
Date                                         Date


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